Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
December 4, 2014
News Media
Ruben Rodriguez (202) 624-6620

Financial Community
Douglas Bonawitz (202) 624-6129

WGL Midstream Signs Historic Gas Sales Agreement for Up to 430,000 Dth/Day with

GAIL Global (USA) LNG LLC

WASHINGTON, D.C. — WGL (NYSE: WGL), through its subsidiary, WGL Midstream today announced the execution of a gas sale and purchase, and capacity agreement with GAIL Global (USA) LNG LLC (GGULL), a subsidiary of GAIL (India) Limited (GAIL), under which WGL Midstream has agreed to sell up to 430,000 Dth/day of natural gas, for a term of approximately 20 years, commencing on the in-service date of the Cove Point LNG export facility. WGL expects that the majority of the natural gas would be purchased by WGL Midstream through an existing arrangement with Antero Resources Corporation (Antero), a premier producer and the most active operator in the Marcellus and Utica Shale region.

“We look forward to WGL Midstream’s long-term relationship with GGULL which capitalizes on the growing supply of abundant natural gas from the Marcellus Shale producing region. This growing supply source has been providing clean burning natural gas to the Northeast and Mid-Atlantic regions of the United States and now will supply the country of India as well,” said Terry D. McCallister, Chairman, Chief Executive Officer, WGL Holdings, Inc. “This sales agreement is in line with our corporate vision that produces value for our customers, investors and communities and is another example of implementing our strategy to build a growing, long-term earnings stream consisting of efficient, customized energy solutions.”

Commenting on the development, Mr. B. C. Tripathi, Chairman and Managing Director of GAIL, said, “We are delighted to partner with WGL Midstream which is a part of a group that has a rich history of over 160 years in the natural gas supply business in the mid-Atlantic region. This agreement is another milestone towards GAIL’s efforts in the sourcing of LNG to meet the rising gas demand in the Indian market.”

Through the long-term agreement, WGL Midstream is GGULL’s sole supplier of a minimum of 340,000 Dth/day up to 430,000 Dth/day of clean and abundant natural gas through a full requirements contract over a 20-year period. WGL Midstream will make deliveries using transportation capacity released by GAIL through an asset management arrangement. WGL anticipates that the structure of these agreements will result in approximately $9 million in EBIT for the first full year.

The existing arrangement between WGL Midstream and Antero consists of a firm sales agreement for 330,000 Dth/day, which will be used to serve GGULL. Under the arrangements, WGL Midstream will also have the option to acquire a 30 percent ownership interest in a 70 mile extension of an existing gathering pipeline system for an investment of approximately $100-150 million. The gathering system will support Antero deliveries to interstate pipelines serving the Mid-Atlantic market, and its expected in-service date is December 2015.

WGL Midstream engaged Vega Energy Partners, Ltd., for the execution of these transactions. Vega will also play an ongoing role in the implementation of these contracts.

WGL Holdings will conduct a webcast and conference call for analysts and investors to discuss this announcement on Friday, December 5, 2014 at 10:00 a.m. Eastern time. Terry D. McCallister, Chairman and Chief Executive Officer; Adrian P. Chapman, President and Chief Operating Officer; Vincent L. Ammann, Jr., Senior Vice President and Chief Financial Officer; Gautam Chandra, Senior Vice President, Strategy & Business Development, and Anthony M. Nee, President, WGL Midstream, will discuss the agreement.

The event will be available via a webcast link on the WGL Holdings website, wglholdings.com, or by dialing (800) 437-4180, passcode: 46432647 for the teleconference call. The webcast will be archived on the WGL Holdings website through December 31, 2014. An audio replay of the teleconference will also be available through December 12, 2014, by dialing (855) 859-2056, passcode: 46432647.

About WGL Holdings, Inc.

Headquartered in Washington, D.C., WGL Holdings, Inc. [NYSE: WGL] is a leading source for clean and efficient energy solutions. Through our affiliates and strategic relationships, the Company offers a diverse set of energy sources including natural gas, wind, and solar as well as a range of energy solutions – generation, storage, transportation, distribution, supply, and efficiency, with activities in 30 states. WGL has five main operating units: Washington Gas Light Company, a regulated natural gas utility serving approximately 1.1 million customers in the metropolitan Washington, D.C. area; Washington Gas Energy Services, Inc., one of the largest natural gas, electricity and green energy suppliers in the Mid-Atlantic; Washington Gas Energy Systems, Inc., a distributed generation and energy efficiency business, offering solar, fuel cell, combined heat and power, and other technologies across the United States; WGL Midstream, Inc., a wholesale energy solutions business, investing in and optimizing natural gas pipelines and storage facilities in the Midwest and Eastern United States; and Hampshire Gas, a natural gas storage business which owns and operates facilities in and around Hampshire County, West Virginia. As product and service innovation are critical for value creation and sustaining growth, we are continuously increasing our assets and investments in targeted clean energy sectors. This strategy supports WGL’s core business, as well as provides opportunity for growth through partnerships and investments. WGL’s diversity is its strength. We are dedicated to the sustainability of our business, the customers and communities we serve, and the environment. To learn more, visit www.wglholdings.com.

About GAIL

GAIL is India’s leading natural gas company with a presence along the entire hydrocarbon value chain spanning E&P, LNG, pipelines, LPG, petrochemicals, city gas distribution, etc. In order to meet the growing appetite of Indian market, GAIL has been expanding its global presence to secure long term gas supplies. GAIL has signed a 20 year Sales and Purchase Agreement with Sabine Pass Liquefaction LLC, a unit of Cheniere Energy Partners, USA for supply of 3.5 million tons per year of LNG. GAIL also signed a Terminal Service agreement for 2.3 million tons per year of LNG liquefaction capacity with Dominion Cove Point LNG, USA.

About Antero Resources

Antero Resources is an independent oil and natural gas company engaged in the acquisition, development and production of unconventional oil and liquids-rich natural gas properties located in the Appalachian Basin in West Virginia, Ohio and Pennsylvania. Its website is located at www.anteroresources.com.

About Vega Energy Partners

Vega Energy Partners, Ltd. (“Vega”) is a privately held company located in Houston, Texas. Through its predecessor companies, Vega and its principals have been engaged in the management, optimization, and development of natural gas assets for over 25 years. Today, Vega focuses on structuring solutions for its customers, which include producers, midstream companies, utilities, LNG exporters, large end-users, and retail aggregators. These solutions include natural gas infrastructure development, asset optimization, and physical commodity management services.

Forward-Looking Statements

This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of today, and we assume no duty to update them.

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